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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

(Companies in which FINA, Inc. owns 50% or more at 12-31-97)
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
                                                        State of
Name of Subsidiary                                      Incorporation
------------------                                      -------------
American Petrofina Pipe Line Company                    Delaware      100%

American Petrofina, Incorporated                        Delaware      100%
 (nameholder, incorporated 6-10-91)

Archon Shipping, Inc.                                   Delaware      100%

Cosden, Inc.                                            Louisiana     100%

Cos-Mar, Incorporated                                   Louisiana      50%

Cos-Mar Company                                      (Joint Venture)   50%

Fina Energy Services Company                            Delaware      100%

Fina LaTerre, Inc.                                      Delaware      100%

Fina Mexicana, S.A. de C.V.                             Mexico         99%

Fina Natural Gas Company                                Delaware      100%

Fina Oil and Chemical Company                           Delaware      100%

Fina Pipe Line Company                                  Texas         100%
(formerly Cosden Pipe Line Company)

Fina Sales Corporation                                  Barbados      100%

Fina Security, Inc.                                     Delaware      100%
(formerly American Protectorate, Inc.)

Fina Splitter, Inc.                                     Delaware      100%

Fina Technology, Inc.                                   Delaware      100%

Fina United Corporation                                 Delaware      100%

Finachem Hong Kong                                   (Joint Venture)   50%

Finachem Sales Corporation                              Barbados       50%

Finachem, U. S.                                      (Partnership)     50%

FinaMark, Inc.                                          Delaware      100%

FinaServe, Inc.                                         Texas         100%

Fin-Tex Pipe Line Company                               Texas         100%

La Terre Development Corp.                              Delaware      100%

Mistal, Inc.                                            Delaware       53%

Petrofina Gas Pipeline Company                          Delaware      100%

Petrofina - U. S. Incorporated                          Delaware      100%

Sigma Coatings, Inc.                                    Delaware      100%
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